UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)

May 1, 2013 (April 30, 2013)

COVENTRY HEALTH CARE, INC.

(Exact name of registrant as specified in its charter).

Delaware	1-16477	52-2073000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6720-B Rockledge Drive, Suite 700, Bethesda, Maryland 20817

(Address of principal executive offices) (Zip Code)

(301) 581-0600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre–commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre–commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 30, 2013, the Company entered into an agreement with Harvey C. DeMovick to amend Mr. DeMovick’s employment agreement with the Company. The amendment clarifies the intended meaning of a provision relating to severance. Pursuant to the amendment, if Mr. DeMovick suffers a qualifying termination of employment (as provided for in the employment agreement) after a change in control (as defined in the employment agreement), his lump sum cash severance payment will equal his base salary for the lesser of one year or the balance of the then-current contract term plus his target annual incentive bonus under the Company’s Executive Management Incentive Program for the year in which the termination occurs.

The foregoing description of the amendment to Mr. DeMovick’s employment agreement is qualified in its entirety by the full text of the amendment, which is attached hereto as Exhibit 10.1, and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number

10.1	Amendment No. 2 to Employment Agreement, dated April 30, 2013

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

COVENTRY HEALTH CARE, INC.

By:	/s/ John J. Ruhlmann
John J. Ruhlmann
Senior Vice President and Corporate Controller

Dated: May 1, 2013

Exhibits

Exhibit Number

10.1	Amendment No. 2 to Employment Agreement, dated April 30, 2013